UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2004

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas	66612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (785) 575-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Section 1. Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

In accordance with the “Frequently Asked Questions” bulletin posted by the staff of the Division of Corporation Finance of the Securities and Exchange Commission on November 23, 2004 on the Securities and Exchange Commission’s website, we are disclosing the following items which the Securities and Exchange Commission may deem to be material definitive agreements with our directors.

Following our Nominating and Corporate Governance Committee’s review of the existing terms of compensation for non-employee directors, on September 2, 2004 our Board of Directors approved modifications to the terms of compensation to be paid to non-employee directors. Effective as of January 1, 2005, the compensation terms for non-employee members of our Board of Directors will be as described below.

Compensation for non-employee directors will include an annual retainer of $20,000 ($35,000 for the Chairman of the Board), an annual grant of 2,000 shares of our common stock (4,000 shares of our common stock for the Chairman of the Board), an annual retainer of $5,000 for serving as a committee chair ($8,000 for the chair of the Audit Committee), a fee of $1,200 for each Board of Directors meeting attended and a fee of $1,000 for each committee meeting attended. Non-employee directors have the right to convert cash compensation into shares of our common stock in accordance with the provisions of our 1996 Long Term Incentive and Share Award Plan and to defer payment of cash or stock compensation in accordance with the provisions of our Non-Employee Director Deferred Compensation Plan, as Amended and Restated (the “Plan”). Directors are reimbursed for travel and other out-of-pocket expenses incurred by them that are incidental to attending meetings.

A copy of the resolutions approving the terms of compensation to be paid to the non-employee members of our Board of Directors is attached as Exhibit 10.1 hereto and is hereby incorporated by reference.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1	Resolutions of the Westar Energy, Inc. Board of Directors, approved on September 2, 2004

The information contained in this report is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: December 17, 2004	By:	/s/ Larry D. Irick
	Name:	Larry D. Irick
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
Exhibit 10.1	Resolutions of the Westar Energy, Inc. Board of Directors, approved on September 2, 2004